Registration Statement No. 333–218604–02
Dated August 4, 2017
Securities Act of 1933; Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. RN–I TO PROSPECTUS SUPPLEMENT
DATED JUNE 30, 2017 TO PROSPECTUS DATED JUNE 30, 2017

Credit Suisse AG

Redeemable Notes (RNs)

Linked to the Performance of One or More Equity Securities, Indices, Exchange-Traded Funds or a Basket

This product supplement sets forth terms that will apply generally to the securities offered by this product supplement, which we refer to as Redeemable Notes (or “RNs”). The specific terms of a particular issuance of RNs, including the calculation of any amount due on the RNs, will be set forth in a pricing supplement that we will deliver in connection with that issuance. You should read this product supplement together with such pricing supplement, any accompanying underlying supplements or other product supplements, as applicable, the prospectus supplement and the prospectus, which we refer to collectively as the “offering documents.” If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

The RNs are senior unsecured medium-term notes issued by Credit Suisse AG, acting through one of its branches, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket of underlyings, as specified in the applicable pricing supplement. We refer generally to each index (a “reference index”), exchange-traded fund (a “reference fund”) and equity security of an issuer (a “reference share” of a “reference share issuer,” respectively) as an “underlying,” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the RNs will be linked will be specified in the applicable pricing supplement. As used in this product supplement, the term “reference shares” includes securities issued through depositary arrangements in respect of foreign underlying securities (“ADSs”). For reference shares that are ADSs, the term “reference share issuer” refers to the issuer of the foreign equity securities underlying the ADSs. If the RNs are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable product supplement, pricing supplement or other supplement.

The RNs may be subject to an automatic early redemption and/or may be subject to redemption prior to maturity at your or our option (each, an “early redemption”), subject to the requirements set forth in the applicable pricing supplement. If the RNs are redeemed prior to maturity, you will receive, for each RN you hold on the applicable early redemption date, an amount equal to the daily early redemption value of such RNs on the applicable valuation date, or the arithmetic average of the daily early redemption values of such RNs during the applicable valuation period, as applicable (the “early redemption amount”), together with any accrued but unpaid interest to, and including, the early redemption date, if applicable. In addition, Credit Suisse Securities (USA) LLC (“CSSU”) may charge an additional fee for RNs redeemed at your option, as specified in the applicable pricing supplement. The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the RNs.

The maturity date of the RNs will be specified in the applicable pricing supplement, subject to postponement if the scheduled maturity date is not a business day or if the relevant valuation date(s) are postponed, and subject to early redemption.

Unless previously accelerated, redeemed, or purchased by us and cancelled, the RNs will be redeemed on the maturity date for an amount in cash or delivery of one or more underlyings determined as set forth in the applicable pricing supplement.

The applicable pricing supplement will specify whether, and under what conditions, coupons will be paid on the RNs and the applicable rate per annum, as well as any other terms and conditions relating to the calculation and payment of such coupons.

The RNs will not be listed on any securities exchange.

Please refer to “Risk Factors” beginning on page PS-4 of this product supplement for risks related to an investment in the RNs. Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these RNs or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The RNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is August 4, 2017

Table of Contents

Page

Summary	PS-1
Risk Factors	PS-4
Supplemental Use of Proceeds and Hedging	PS–18
Description of the RNs	PS–20
The Underlyings or Basket	PS–28
ERISA Considerations	PS–30
Underwriting (Conflicts of Interest)	PS–32
Notice to Investors	PS–34

We are responsible for the information contained and incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus. As of the date of this product supplement, we have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer of these RNs in any state where the offer is not permitted. You should not assume that the information in this document or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

The RNs described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the RNs.

We are offering the RNs for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the offering documents and the offering of the RNs in some jurisdictions may be restricted by law. If you possess the offering documents, you should find out about and observe these restrictions. The offering documents are not an offer to sell these RNs and we are not soliciting an offer to buy these RNs in any jurisdiction where such offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Underwriting (Conflicts of Interest)” section of this product supplement.

In the offering documents, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse AG (“Credit Suisse”) and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

i

Summary

The following is a summary of the terms of the RNs and factors that you should consider before deciding to invest in the RNs. You should read the relevant offering documents, including this product supplement, carefully to understand fully the terms of the RNs and other considerations that are important in making a decision about investing in the RNs. You should, in particular, review the “Risk Factors” section of this product supplement, which sets forth a number of risks related to the RNs. All of the information set forth below is qualified in its entirety by the detailed explanations set forth and incorporated by reference elsewhere in this product supplement, any accompanying underlying supplements or other product supplements, as applicable, the prospectus supplement and prospectus. The pricing supplement for the RNs will contain certain specific information and terms of that offering and may also add, update or change the information contained in the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement. It is important for you to consider the information contained in all the offering documents in making your investment decision.

What are the RNs and how are payments or deliveries on the RNs determined?

The RNs are senior unsecured medium-term notes issued by us, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. Subject to early redemption, any amount due on the RNs will be determined as set forth in the applicable pricing supplement.

Any amount due on the RNs is subject to our ability to meet our obligations as they become due.

Do the RNs guarantee the return of my investment?

Any amount due on the securities will be determined pursuant to the terms described in the applicable pricing supplement. The applicable pricing supplement will specify the circumstances in which you could lose some or all of your investment, as applicable. In addition, any amount due on the securities is subject to our ability to eet our obligations as they become due.

Will I receive coupons on the RNs?

The applicable pricing supplement will specify whether, and under what conditions, coupons will be paid on the RNs and the applicable rate per annum, as well as any terms and conditions relating to the calculation and payment of such coupons.

Are there risks involved in investing in the RNs?

An investment in the RNs involves risks. Please see the “Risk Factors” section beginning on page PS–4.

Can the RNs be redeemed prior to maturity?

If specified in the applicable pricing supplement, the RNs may be subject to automatic early redemption and/or may be subject to redemption at our option prior to maturity upon such terms as may be specified in the applicable pricing supplement. In addition, if specified in the applicable pricing supplement, at your election you may, subject to the requirements set forth in the applicable pricing supplement, offer your RNs for redemption by us. We refer to such automatic early redemption and early redemption at your or our option, each, as an “early redemption.”

If the RNs are redeemed prior to the maturity date, you will receive a payment on the applicable early redemption date equal to the daily early redemption value of the RNs on the relevant valuation date or the arithmetic average of the daily early redemption values of the RNs during the relevant valuation period, as applicable, (the “early redemption amount”), together with any applicable coupons to, and including, the early redemption date. In this case, you will lose the opportunity to be paid coupons, if any, or participate in the performance of any underlying or the basket from the early redemption date to the originally scheduled maturity date. In addition, CSSU may charge an additional fee for RNs redeemed at your option, as specified in the applicable pricing supplement.

The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the RNs. For additional information, please refer to “Description of the RNs — Early redemption; defeasance” herein.

How do I offer my RNs for early redemption by Credit Suisse?

If you wish to offer your RNs to Credit Suisse for redemption, you and your broker must follow the following procedures:

•	Your broker must deliver a completed irrevocable Offer for Early Redemption, a form of which will be attached to the applicable pricing supplement, to Credit Suisse, by fax or email to list.etndesk@credit-suisse.com if an electronic scan of the completed irrevocable Offer for Early Redemption is included as an email attachment. If your irrevocable offer for redemption is received on a business day after the time specified in the applicable pricing supplement, you will be deemed to have made your offer for redemption on the following business day. The trading day immediately succeeding the date you offer your RNs for early redemption will be the valuation date applicable to such early redemption. One portion of the Offer for Early Redemption must be completed by you as beneficial owner of the RNs and the other portion must be completed by your broker. You must offer at least the applicable minimum number or stated principal amount of the RNs (the “minimum early redemption quantity”), as specified in the applicable pricing supplement, for redemption by Credit Suisse on any early redemption date, except that we or the calculation agent may from time to time reduce, in part or in whole, the minimum early redemption quantity. Any such reduction will be applied on a consistent basis for all holders of the RNs at the time the reduction becomes effective. Credit Suisse must acknowledge receipt from your broker in order for your offer to be effective.

•	Your broker must book a delivery vs. payment trade with respect to your RNs on the applicable valuation date at a price equal to the applicable daily early redemption value, facing Credit Suisse.

•	Your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable early redemption date (the third business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the RNs in respect of such deadlines. Any redemption instructions that we receive in accordance with the procedures described herein and in the applicable pricing supplement will be irrevocable.

For detailed procedures, please see “Description of the RNs — Early Redemption Procedures — Early Redemption at Your Option” herein.

Will there be an active trading market in the RNs?

The RNs will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the RNs. While the applicable pricing supplement may specify that you may elect to offer your RNs for redemption by us prior to maturity, such redemption will be subject to restrictive conditions and procedures described in the applicable pricing supplement, including the condition that you must offer at least the applicable minimum early redemption quantity to us at one time. If you have to sell your RNs prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

Will the RNs be distributed by affiliates of the Issuer?

CSSU is one of our wholly owned subsidiaries. Any offering in which CSSU participates will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the RNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Underwriting (Conflicts of Interest)” herein.

What are the United States federal income tax consequences of investing in the RNs?

Please see the discussion of certain United States federal income tax considerations for making an investment in the RNs in the applicable underlying supplement or pricing supplement.

Risk Factors

A purchase of the RNs involves risks. This section describes significant risks relating to the RNs. You should read the following information about these risks, together with the other information contained or incorporated by reference in the other offering documents before investing in the RNs.

General Risks Relating to the RNs

The RNs are subject to the credit risk of Credit Suisse

Investors are dependent on Credit Suisse’s ability to pay or delivery all amounts due on the RNs and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the RNs. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the RNs prior to maturity.

The RNs differ from conventional debt securities and do not guarantee the return of your investment

The payment of any amount due on the RNs will be determined pursuant to the terms described in the applicable pricing supplement. You may receive less at maturity or upon early redemption than you originally invested in the RNs, or you may receive nothing. The applicable pricing supplement will specify the circumstances in which you could lose some or all of your investment.

Your actual yield on the RNs may be different from the amount of any payment you receive on the RNs in real value terms

Regardless of any amount you receive on the RNs, you may nevertheless suffer a loss on your investment in the RNs in real value terms. This is because inflation may cause the real value of any payment you receive on the RNs to be less at maturity or upon early redemption than it is at the time you invest, and because an investment in the RNs represents a forgone opportunity to invest in an alternative asset that does generate a positive return in real value terms. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

The RNs may not pay coupons

The applicable pricing supplement will specify whether, and under what conditions, coupons will be paid on the RNs and the applicable rate per annum, as well as any specific terms and conditions relating to, among other things, the calculation and payment of such coupons. If the applicable pricing supplement does not provide for the payment of coupons, you will not receive any coupons over the term of the RNs. Even if the RNs do provide for coupons, the RNs may not provide for regular fixed interest payments. The amount and frequency of coupons you receive over the term of the RNs, if any, may depend on the performance of one or more underlyings or basket during the term of the RNs. In this case, the RNs would not be a suitable investment for investors who require regular fixed income payments, since the total amount and frequency of coupons paid are variable and the amount of coupon(s) paid may be zero.

In addition, if rates generally increase over the term of the RNs, it is more likely that the coupon, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your RNs both nominally in terms of below-market coupons and in real value terms. Furthermore, if the RNs do not pay regular coupons, it is possible that you will not receive some or all of the contingent coupons over the term of the RNs and still lose your principal amount. Even if you do receive some or all of your principal amount at maturity, you will not be compensated for the time value of money. The RNs may not be short-term investments, so you should carefully consider these risks before investing.

If we pay coupons on the RNs, the yield on the RNs may be lower than the return on an ordinary debt security with similar maturity

If applicable, we will pay coupons on the RNs subject to the terms and conditions specified in the applicable pricing supplement. The rate per annum of such coupons may be lower than the rate you could earn on ordinary coupon-bearing debt securities of ours with similar maturities. As a result, you could receive less in respect of the RNs than you could have earned on ordinary coupon-bearing debt securities of ours with similar maturities.

More favorable terms to you on the RNs may be associated with greater expected volatility of the relevant underlying(s), and therefore, can indicate a greater risk of loss

“Volatility” refers to the frequency and magnitude of changes in the level of an underlying. If the RNs provide for payment of coupons with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity, you should understand that, the greater the expected volatility with respect to the underlyings on the trade date, the higher the expectation is as of the trade date that changes in the levels of the underlyings could result in you (i) receiving fewer coupons, if any, over the term of the RNs, resulting in a below-market yield that is lower, and perhaps significantly lower, than the yield on our conventional debt securities of the same maturity and (ii) losing some or all of your pricnipal amount at maturity. These greater expected risks will generally be reflected in a higher potential yield on the RNs as compared to conventional debt securities of ours with similar maturities, or in more favorable terms than for similar securities linked to the performance of an underlying with a lower expected volatility as of the trade date. You should therefore understand that a relatively higher potential yield on the RNs may indicate an increased risk of loss. In addition, the volatility of any underlying can change significantly over the term of the RNs, which could cause the level of such underlying to rise or fall sharply. This could result in a significant loss of principal for investors in the RNs.

The RNs may be subject to a maximum return

There may be a maximum payment on the RNs, regardless of the performance of any underlying or basket. For example, the RNs may be subject to an underlying return cap or a fixed payment percentage. Under these circumstances, the redemption amount may be limited by such underlying return cap or fixed payment percentage, even if the performance of the relevant underlying or the basket is greater than such underlying return cap or fixed payment percentage. Alternatively, the RNs may be designed to pay a maximum of the principal amount of your RNs plus applicable coupons, if any, regardless of the performance of any underlying or basket. You should not invest in RNs that have a maximum return if you seek to participate in the full performance of any relevant underlying or basket.

The RNs may be subject to automatic early redemption and/or early redemption at our option, which would limit your opportunity to benefit from potential positive or inverse performance of the underlying(s) or the basket or to be paid coupons, if any, over the full term of the RNs

The RNs may be subject to an early redemption at our option and/or upon the occurrence of any events that will be described in the applicable pricing supplement. If the RNs are redeemed prior to the maturity date, you will receive only the applicable amount determined as set forth in the applicable pricing supplement. In this case, you may not benefit from any potential further positive or inverse performance of the underlying(s) or the basket and, if coupons may be paid on the RNs, you could lose the opportunity to continue to be paid coupons, if any, from the early redemption date to the scheduled maturity date.

If the RNs are redeemed prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the RNs. We have no obligation to consider your interests when deciding whether to redeem the RNs.

The initial level(s) of the relevant underlying(s) or the basket may be determined on a date later than the trade date

If so specified in the applicable pricing supplement, the initial level(s) of any underlying(s) or the basket may be determined after the trade date. For example, the applicable pricing supplement may specify that the initial level for an underlying or basket will be determined based on the lowest level or the average level for such underlying or basket during the period from the trade date to a specified future date. Under these circumstances, you will not know the initial level of such underlying or basket until a date later than the trade date.

If we deliver shares of one or more underlying(s) upon the redemption of the RNs, the value of such shares could be less on the date they are actually delivered to you than on the applicable valuation date(s) or the arithmetic average during the applicable valuation period

If so specified in the applicable pricing supplement, the RNs may be redeemed (whether at maturity or upon early redemption) by delivery of a number of shares of the reference shares or reference funds, as applicable (which we may refer to as the “physical delivery amount”), rather than by a payment in cash, subject to our option to pay cash, if applicable. The number of shares of any underlying that will be delivered at maturity or upon early redemption will be determined as set forth in the applicable pricing supplement and will depend on the level of such underlying on the relevant valuation date(s) or the arithmetic average level of such underlying during the relevant valuation period. The value of such an underlying could fluctuate, possibly decreasing, during the period from the relevant valuation date(s) or the relevant valuation period, as applicable, until the early redemption date or maturity date, as applicable, on which shares of such underlying are actually delivered. We will make no adjustments to the physical delivery amount to account for any such fluctuation(s) and you will bear the full risk of any decrease in the value of shares of any underlying to be delivered during such period.

If applicable, and we exercise our option to deliver cash, we will provide notice of our election at least one business day before the relevant valuation date(s) or the beginning of the relevant valuation period. If we do not provide notice of our election, we will deliver shares of one or more underlyings as specified in the applicable pricing supplement.

Your return at maturity or upon an early redemption may be reduced by a daily investor fee and any fee charged for RNs redeemed at your option

If a daily investor fee and/or any fee charged for each RN redeemed at your option is specified in the applicable pricing supplement, such fees will reduce the amount of your return at maturity or upon early redemption, as applicable, and therefore the levels of the underlying(s) or the basket, as applicable, must increase by an amount sufficient to offset the cumulative impact of the daily investor fee and the fee charged for each RN redeemed at your option (if you elect to have us redeem your RNs) in order for you to receive at least the principal amount of your investment at maturity or upon early redemption of your RNs. If the levels of the underlying(s) or the basket, as applicable, decrease or do not increase sufficiently to offset the impact of these fees, you will receive less, and possibly significantly less, than the principal amount of your investment at maturity or upon early redemption of your RNs.

The RNs do not have a minimum redemption amount or daily early redemption value and you may lose all or a significant portion of your investment in the RNs

The RNs do not have a minimum redemption amount or daily early redemption value. You may receive less, and possibly significantly less, at maturity or upon early redemption than the amount you originally invested. Our cash payment on your RNs at maturity or upon early redemption will be based primarily on any increase or decrease in the level of the underlying, and will be reduced by the daily investor fee (and any early redemption charge, if applicable). You may lose all or a significant amount of your investment in the RNs if the level of the underlying or the basket decreases substantially. Any payment on the RNs is subject to our ability to pay our obligations as they become due.

A fee may be charged upon a redemption at your option

If the applicable pricing supplement specifies that we will redeem the RNs at your option, CSSU, who will act as our agent in connection with any redemptions at your option, may charge a fee for each RN redeemed, to be specified in the applicable pricing supplement. The imposition of this fee will mean that you will not receive the full amount of the daily early redemption value (or such other amount specified in the applicable pricing supplement in connection with redemptions at your option) upon a redemption at your option.

If the RNs may be redeemed at your or our option, you will not know the early redemption amount at the time an election is made to redeem your RNs

The daily early redemption value applicable to an early redemption will not be determined until the applicable valuation date or the end of the valuation period. Therefore, if you or we elect to redeem your RNs, you will not know the daily early redemption value at that time.

Upon any early redemption, we will pay you the early redemption amount on the applicable early redemption date, which will be determined in accordance with the terms in the applicable pricing supplement. The determination of the closing level of the underlying(s) or the basket on the applicable valuation date or valuation period, and the related early redemption date, may be postponed as provided in the applicable pricing supplement or underlying supplement. As a result, you will be exposed to market risk in the event the market fluctuates between the time either you or we elect to redeem the RNs and the applicable valuation date or valuation period.

If the RNs may be redeemed at your option, there will be restrictions on the minimum number of RNs you may offer to Credit Suisse for redemption

If the applicable pricing supplement specifies that you may redeem the RNs at your option, we will redeem your RNs at your election only if you are offering at least the applicable minimum early redemption quantity for any single redemption and you have followed the applicable procedures for redemption. The minimum early redemption quantity and the procedures involved in the offer of any early redemption represent substantial restrictions on your ability to cause us to redeem your RNs. If you own RNs with an aggregate stated principal amount of less than the applicable minimum early redemption quantity, you will not be able to cause us to redeem your RNs.

If the closing indicative value is equal to zero on any trading day, you will lose all of your investment

If the closing indicative value is equal to zero on any trading day, the closing indicative value on that day, and all future days, will be zero, and you will lose your entire investment in the RNs.

In the case of RNs linked to a basket, the basket components may not be equally weighted

In the case of RNs linked to a basket, the basket components may have different weights used in determining the level of such basket. One consequence of an unequal weighting of basket components is that, if a higher-weighted basket component performs poorly while a lower-weighted basket component performs well, the level of such basket will reflect the poor performance of the higher-weighted basket component to a greater extent than it reflects the stronger performance of the lower-weighted basket component, which may have an adverse effect on the value of the RNs.

Correlation (or the lack thereof) could have an adverse effect on your return on the RNs

In the case of RNs linked to a basket, movements in the levels of the basket components may not correlate with each other. At a time when the level(s) of one or more of the basket components increase, the level(s) of one or more of the other basket components may not increase as much or may even decline. Therefore, in calculating the basket return, increases in the level(s) of one or more of the basket components may be moderated, or more than offset, by lesser increases or declines in the level(s) of one or more of the other basket components. On the other hand, changes in the levels of the basket components may become highly correlated during periods of decline in the value of such basket components or the stocks included in such basket components. This may occur because of events that have broad effects on markets generally or for other reasons. If changes in the levels of the basket components become correlated during periods of decline, a decline in the level of any single basket component may not be offset by the performance of the other basket components and, in fact, each basket component may contribute individually to an overall decline in the level of the basket.

In the case of RNs linked to the worst performing of more than one underlying, if the performance of the underlyings exhibit no relationship to each other, it is more likely that one or more of the underlyings will cause the RNs to perform poorly. However, if the businesses of any reference share issuers or the stocks that compose any underlyings, as applicable, tend to be related such that the performance of the underlyings are correlated, then it is less likely that one or more of the underlyings will cause the RNs to perform poorly. To the extent that the underlyings represent different market segments or market sectors, the risk of one or more of the underlyings performing poorly is greater. As a result, by investing in such RNs, you will be taking not only the market risk of each underlying, the issuers of stocks that compose the underlyings and their businesses, but also risks relating to the relationships between such underlyings and stocks (and their issuers) and the other underlying(s) and stocks that compose such other underlying(s) (and their issuers).

It is impossible to predict what the relationships between the underlyings will be over the term of the RNs.

In the case of RNs linked to the individual performance of more than one underlying, you may be fully exposed to the risk of fluctuations in the levels of each underlying

If the RNs are linked to the individual performance of more than one underlying, you will be exposed to the risk of fluctuations in the levels of each underlying separately. Unlike RNs that are linked to a basket, where risk is mitigated and diversified among all of the basket components, any amount due on your RNs may depend solely on the performance of the worst performing of the underlyings. As such, you will bear the full risk that any of the underlyings will perform poorly.

An investment in the RNs is not the same as a direct investment in the shares of any underlying or the components included in any underlying

Your return on the RNs, whether positive or negative, will not reflect the return you would have realized on a direct investment in the shares of any underlying or the components included in any underlying. As an investor in the RNs, you will not have rights to receive dividends or other distributions or any other rights, including voting rights, with respect to the shares of any underlying or any components included in an underlying. The calculation agent will calculate the amount payable to you at maturity or upon an early redemption by reference to the level(s) of the underlying(s) on the applicable valuation date(s) or the arithmetic average level(s) of the underlying(s) during the applicable valuation period, and will not include the amount of any such dividend payments or other distributions. Therefore, the return on your investment, which will be determined as set forth in the applicable pricing supplement, is not the same as the total return based on the purchase of shares of any underlying or basket component or the stocks included in any underlying or basket component, as applicable.

For RNs linked to reference shares and reference funds, adjustments made for dividends or other distributions on such reference shares or reference funds will be limited to those adjustments described in the applicable pricing supplement.

If the level of any underlying or basket changes, the market value of your RNs may not change in the same manner

Owning the RNs is not the same as owning the shares of any underlying or basket component or any stocks included in any underlying or basket component, as applicable. For example, if the level of any underlying or basket on any day has increased (or, in the case of RNs linked to the inverse performance of such underlying or basket, has decreased), the value of the RNs may not increase comparably, if at all, on such day and the value of the RNs may even decline. Accordingly, changes in the level(s) of any underlying(s) or basket may not result in a comparable change in the value of the RNs.

The inclusion in the original issue price of each agent’s commission, as applicable, and the estimated cost of hedging our obligations under the RNs through one or more of our affiliates is likely to adversely affect the value of the RNs prior to maturity

While the payment at maturity will be based on the full principal amount of your RNs as described in the applicable pricing supplement, the original issue price of the RNs includes each agent’s commission, as applicable, and the estimated cost of hedging our obligations under the RNs through one or more of our affiliates. Such original issue price includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no changes in market conditions or any other relevant factors, the redemption price, if any, at which you may elect to offer your RNs for redemption by us prior to maturity as specified in the applicable pricing supplement will likely be lower than the original issue price. In addition, any such redemption prices may differ from values determined by pricing models used by CSSU, a result of such compensation or other transaction costs.

Credit Suisse is subject to Swiss regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (“FINMA”) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the Securities and/or the ability of Credit Suisse to make payments thereunder, and you may not receive any amounts or deliveries owed to you under the Securities.

Unpredictable economic and market factors may affect the value of the RNs prior to maturity

In addition to the level(s) of any underlying(s), the value of the RNs prior to maturity may be influenced by a number of factors that affect securities and derivative instruments generally, such as:

•	the time to the maturity of the RNs;

•	interest and yield rates in the markets generally;

•	investors’ expectations regarding the rate of inflation;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the components included in any underlying or basket or the markets generally and may affect the level(s) of any underlying(s) or the basket; and

•	our creditworthiness, including actual or anticipated downgrades to our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your RNs prior to maturity. The impact of any of the factors set forth above may compound or offset, in whole or in part, the effects of any change resulting from any other factor(s).

There will be no secondary market for the RNs

The RNs will not be listed on any securities exchange and there will be no secondary market for the RNs. While you may elect to offer your RNs for redemption by us prior to maturity as specified in the applicable pricing supplement, such redemption will be subject to the requirements set forth in the applicable pricing supplement, including the condition that you must offer at least the applicable RN amount to us at one time. You should be willing and able to hold your RNs to maturity, or otherwise be willing to elect to offer your RNs for redemption by us prior to maturity in accordance with the conditions set forth in the applicable pricing supplement.

There may be conflicts of interest

We and our affiliates play a variety of roles in connection with the issuance of the RNs, including acting as calculation agent and as agent of the issuer for the offering of the RNs, hedging our obligations under the RNs and determining their estimated value. In performing these duties, the economic interests of us and our affiliates may be adverse to your interests as an investor in the RNs.

For example, we, CSSU and/or any other affiliate of ours may, from time to time, buy or sell futures contracts and/or other derivative instruments linked or related to any underlying(s) or for our or their own accounts in connection with our or their normal business practices. These transactions could affect the level(s) of such underlying(s), and thus, the value of the RNs.

In addition, because Credit Suisse International, which is initially acting as the calculation agent for the RNs, is an affiliate of ours, conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining any amounts or deliveries due to you. Certain of our affiliates may also purchase some of the RNs for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the RNs offered in such offering. Circumstances may occur in which our interests, or those of our affiliates, could be in conflict with your interests.

We or our affiliates may also currently, or from time to time in the future, engage in business with any reference share issuer(s) of any reference shares, or the issuers of any stocks that compose any underlying(s), of the RNs we are offering to you, including extending loans to, making equity investments in or providing advisory services (including merger and acquisition advisory services) to, such issuers. These activities could present a conflict of interest between us or our affiliates and you. In the course of such business, we or our affiliates may acquire non-public information about such underlying(s) or issuers and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express opinions regarding such underlying(s) or issuers, and these reports or opinions may or may not recommend that investors buy or hold the underlying(s). As a prospective purchaser of the RNs, you should undertake an independent investigation of the underlying(s) and the reference share issuer(s), if applicable, that in your judgment is appropriate to make an informed decision with respect to an investment in the RNs.

Further, hedging activities may adversely affect any amount due on, and the value of, the RNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we or our affiliates may receive in connection with the sale of the RNs, which creates an additional incentive to sell the RNs to you. In addition, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked to (or related to spreads between) any underlying(s). By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the RNs.

The offering of any RNs does not constitute an expression of our views about, or a recommendation to invest in, any underlying or basket

The offering of any RNs is not an expression of our views about how any underlying(s) or basket will perform over the term of the RNs and should not be misconstrued as a recommendation to invest (directly or indirectly, by taking a long or short position) in any underlying(s) or basket, or in the stocks included in, or instruments linked or related to, any underlying(s) or basket component(s), as applicable. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in the underlying(s) or basket component(s), and in the stocks included in, or instruments linked or related to, any underlying(s) or basket component(s), as applicable, that may conflict with an investment in the RNs. See the risk factor “— There may be conflicts of interest” above for examples of potentially conflicting positions we may have. In addition, our affiliates or agents may publish research reports from time to time on financial markets and other matters that may influence the value of the RNs, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the RNs. Any research, opinions or recommendations expressed by us or our affiliates or agents may not be consistent with other such research, opinions or recommendations and may be modified from time to time without notice. Any such research, opinions or recommendations could affect the level(s) of the underlying(s) or the basket and, therefore, the value of the RNs. You should undertake an independent determination of whether an investment in the RNs is suitable for you in light of your particular situation, including your specific investment objectives, risk tolerance and financial resources.

The United States federal income tax consequences of the RNs are uncertain

No ruling is being requested from the Internal Revenue Service (the “IRS”) with respect to the RNs and we cannot assure you that the IRS or any court will agree with the tax treatment described in the applicable underlying supplement or pricing supplement.

General Risks Relating to the Underlyings

Historical performance of any underlying or basket is not indicative of future performance

The future performance of any underlying(s) or basket cannot be predicted based on its historical performance. We cannot guarantee that the future levels or the final level(s) of any underlying(s) or basket will result in a positive return on your overall investment in the RNs.

The closing indicative value on the applicable valuation date(s) or the arithmetic average of the closing indicative values during the applicable valuation period may be less than at other times during the term of the RNs

The calculation agent will calculate the early redemption amount or the redemption amount, as applicable, by determining the closing indicative value of the RNs on the applicable valuation date or the arithmetic average of the closing indicative values during the valuation period, as specified in the applicable pricing supplement. The closing indicative value of the RNs at other times during the term of the RNs, including dates near the applicable valuation date or valuation period, could be higher than the closing indicative value of the RNs on the applicable valuation date or during the valuation period. This difference could be substantial if there is a significant increase or decrease in the closing indicative value of the RNs around the time of a valuation date or valuation period or if there is significant volatility during the term of the RNs (especially on dates near the applicable valuation date or valuation period). For example, assuming the applicable valuation date or valuation period is the final valuation date or the maturity valuation period, if the closing indicative value increases or remains relatively constant early during the term of the RNs and then decreases, the redemption amount may be significantly less than if it were calculated on a date earlier than the final valuation date or the maturity valuation period, as applicable.

If the closing levels of any underlying(s) or the basket on the applicable valuation date or valuation period do not reflect an increase from the closing levels of such underlying or the basket on the trade date sufficient to offset the cumulative impact of the daily investor fee (and the fee charged for each RN redeemed at your option, if you elect to have us redeem your RNs) between the trade date and such valuation date or valuation period, we will pay you less, and possibly significantly less, than the principal amount of your RNs at maturity or upon early redemption.

We cannot assure you that any public information provided about any underlying is accurate or complete

All disclosure relating to the underlying(s) contained in the applicable pricing supplement and/or any accompanying underlying supplement(s) will be derived from publicly available documents and other publicly available information. We have not participated, and will not participate, in the preparation of such documents and have not made any due diligence inquiry with respect to any underlying(s) in connection with the offering of the RNs. We do not make any representation that such publicly available documents or any other publicly available information regarding any underlying is accurate or complete. We are not responsible for any public disclosure of information by any underlying(s) (or their issuers), by any index creator, index calculation agent or sponsor of any reference index (an “index sponsor”) or by the investment advisor or manager of any reference fund (a “fund sponsor,” and together with an index sponsor, a “sponsor”), whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of any public information or filings of any underlying(s) (or their issuers) or sponsor(s), or the level(s) of any underlying(s), will have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of, or failure to disclose, material future events concerning any underlying(s) (or their issuers) or sponsor(s) could affect the amount due on the RNs. Any prospective purchaser of the RNs should undertake an independent investigation of the underlying(s) to which the RNs are linked as in its judgment is appropriate to make an informed decision with respect to an investment in the RNs.

We and our affiliates generally do not have any affiliation with, and cannot control the actions of, any relevant exchange, reference share issuer or sponsor or the issuers of any stocks composing any underlying(s), and are not responsible for their public disclosure of information

We and our affiliates generally are not affiliated with any relevant exchange, reference share issuer or sponsor or the issuers of any stocks composing any underlying(s) in any way and have no ability to control or predict their actions, including any errors in, or discontinuance of, disclosure regarding their methods or policies. Actions by any relevant exchange, reference share issuer or sponsor or any such issuers may have an adverse effect on the level of the relevant underlying and, consequently, the value of the RNs.

Neither we nor any of our affiliates assumes any responsibility for the accuracy or adequacy of any information about any underlying(s), reference share issuer(s) or sponsor(s) contained in any public disclosure of information. You, as an investor in the RNs, should make your own investigation into the underlying(s), reference share issuer(s) and sponsor(s).

You have no rights against any relevant exchange, sponsor or reference share issuer or any issuers of equity securities included in any underlying

You will have no rights against any relevant exchange, reference share issuer or sponsor or any issuers of equity securities that compose any underlying. The RNs are not sponsored, endorsed, sold or promoted by any such exchange, issuer or sponsor. No such exchange, issuer or sponsor has passed on the legality or suitability of, or the accuracy or adequacy of, any descriptions or disclosure relating to, the RNs. No such exchange, issuer or sponsor makes any representation or warranty, express or implied, to you or to any member of the public regarding the advisability of investing in securities generally or in the RNs we are offering to you in particular, or the ability of any underlying(s) to track general market performance or the performance of any market sector(s).

An index sponsor’s only relationship to us is with regard to the licensing of trademarks, service marks and/or trade names as well as the use of the relevant underlying, which is determined, composed and calculated by such index sponsor without regard to us, the RNs or your interests as an investor in the RNs. No relevant exchange, reference share issuer, sponsor or issuer of equity securities that compose any underlying is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the RNs to be issued or in the determination or calculation of the equation by which any amount due to you on the RNs is to be determined. No such exchange, issuer or sponsor has any liability in connection with the administration, marketing or trading of the RNs. No such exchange, issuer or sponsor has any obligation to take our or your interests into consideration for any reason.

Changes to an underlying could adversely affect the RNs

The sponsor of any reference index or reference fund can add, delete or substitute the stocks included in such underlying, make other methodological changes that could affect the level of such underlying, or discontinue or suspend the calculation or dissemination of such underlying at any time. If one or more of these events occurs, the calculation of the redemption amount payable at maturity or upon early redemption will be adjusted to reflect such event(s). Any of these actions could adversely affect the amount payable in respect of the RNs and/or the value of the RNs.

Postponement of certain dates may adversely affect your return

The calculation agent may, in its discretion, determine that markets have been affected in a manner that prevents it from properly valuing any underlying(s) on any day during the term of the RNs, or from calculating any amount due to you on the RNs. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent determines that a market disruption event has occurred or that any calculation date is not a trading day, it is possible that one or more calculation date(s), the maturity date and/or any other relevant dates as set forth in the applicable pricing supplement will be postponed, and your return could be adversely affected. No coupons or other payment will be payable as a result of such postponement.

Even if the stocks included in a reference index, held by a reference fund or included in an index tracked by a reference fund are part of the same industry or market sector, such stocks are not necessarily representative of that industry or market sector

Even if an underlying purports to be representative of a particular industry or market sector, the performance of such underlying may not correlate with the performance of the entire industry or market sector. The level of an underlying may decline even if the representative industry or asset class as a whole rises in value. The stocks that compose an underlying may not necessarily be representative of such industry or market sector because the universe of such stocks may be incomplete or become outdated over time. For example, the universe of stocks included in a reference index may not be updated even if one or more of the issuers of stocks included in such reference index engage in new lines of business that are unrelated to that representative industry, or cease their involvement in lines of business that are related to such industry or market sector at any time.

The RNs may be subject to concentration risk

If the RNs are linked to multiple underlyings or a basket and such underlyings or basket components or the stocks included in such underlyings or basket components, as applicable, are concentrated in a single or limited number of industry sectors, asset classes or geographical regions, you will not benefit from the advantages of a diversified investment. Instead, you will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment, and the value of the RNs may be more adversely affected by a single economic, political, regulatory or other occurrence affecting a single industry sector, asset class or geographic region. You should be aware that other investments may be more diversified than the RNs in terms of the number and variety of industry sectors, asset classes and/or geographical regions represented.

In addition, the fact that the RNs may be linked to a basket does not mean that the RNs represent a diversified investment. Although the basket components may differ in certain respects, they may bear similarities that cause them to perform in similar ways. For example, RNs linked to a basket of underlyings that are composed of U.S. financial sector stocks will have concentrated exposure to the financial sector of the U.S. equity markets, and such basket components may respond in similar ways to economic events that affect the U.S. financial sector generally. Furthermore, the RNs are subject to the credit risk of Credit Suisse. No amount of diversification across basket components will offset the risk that we may default on our obligations, including our obligations under the terms of the RNs.

The correlation between the performance of a reference fund and its tracked index may be imperfect

For any reference fund that is designed to track an index, a representative sampling strategy or a replication or indexing strategy may be used to attempt to track the performance of such tracked index. Accordingly, a reference fund generally does not hold all, or substantially all, of the stocks included in its respective tracked index. Rather, it invests in a representative sample of securities that collectively has an investment profile similar to its tracked index. However, the stocks included in their respective tracked indices may be unavailable in the secondary market due to extraordinary circumstances. In addition, a reference fund also generally invests a specified percentage of its assets in the shares of other funds.

Generally, the performance of a reference fund may differ from the performance of its tracked index due to: (i) imperfect correlation between the stocks held by such reference fund and the stocks included in its tracked index; (ii) the performance of the shares of other funds, if applicable; (iii) rounding of prices; (iv) changes to such reference fund’s tracked index; and (v) changes to regulatory policies. Furthermore, the performance of a reference fund and its tracked index will vary due to transaction costs, certain corporate actions and timing variances. In addition, because the shares of any reference funds are traded on exchanges and are subject to market supply and investor demand, the market value of one share of a reference fund may differ from its net asset value per share, and the shares of a reference fund may trade at, above or below their net asset value per share.

Consequently, the return on the RNs will not be the same as investing directly in the shares included in its tracked index, and will not be the same as investing in a debt security with a payment at maturity that is linked or related to the performance of such tracked index.

The policies of any fund sponsor, and changes that affect any reference fund or its tracked index, could adversely affect the amount payable on your RNs and their value

The policies of any fund sponsor(s) concerning the calculation of a reference fund’s net asset value, additions, deletions or substitutions of shares or other assets or financial measures held by such reference fund and the manner in which changes affecting any such reference fund’s tracked index are reflected in such reference fund could affect the market price of the shares of such reference fund and, therefore, the amount payable on your RNs and the value of your RNs before that date. The amount payable on your RNs and their value could also be affected if the fund sponsor changes these policies, for example, by changing the manner in which it calculates such reference fund’s net asset value, or if it discontinues or suspends calculation or publication of such reference fund’s net asset value, in which case it may become difficult to determine the value of the RNs. If events such as these occur, or if the closing level of such reference fund is not available on the relevant valuation date(s) because of a market disruption event or for any other reason, the calculation agent may determine the price of the shares of such reference fund on the relevant valuation date(s), and thus, the amount payable on the RNs at maturity or upon early redemption in a manner it considers appropriate in its sole discretion.

Anti-dilution protection is limited

For RNs linked to the performance of reference funds or reference shares, the calculation agent will make adjustments to the share adjustment factor, as defined below, applicable to each reference fund or reference shares for certain events affecting such underlying. The calculation agent is not required, however, to make such adjustments in response to all events that may affect such underlying. If such an event occurs and the calculation agent is not required to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the RNs may be materially and adversely affected.

In some circumstances, the payment you receive on the RNs may be based on equity securities other than the equity securities of the original reference fund(s) or reference share issuer(s)

In some circumstances, for RNs linked to the performance of reference funds or reference shares, the payment you receive on the RNs may be based on the shares of an exchange-traded fund or the equity securities (or ADSs, as applicable) of one or more companies that are not the original reference fund(s) or reference share issuer(s). If certain corporate events relating to a reference fund, any reference shares or a reference share issuer (including mergers and acquisitions) occur during the term of the RNs and such reference fund or reference share issuer is not the surviving entity, the amount you receive on the RNs at maturity or upon early redemption may be based, in whole or in part, on the equity securiteis of a successor to the original reference fund or reference share issuer, or on cash or any other assets distributed to holders of the shares of the original reference fund or the original reference shares as a result of such corporate event. The occurrence of corporate events and the consequent adjustments may materially and adversely affect the value of the RNs.

We have no control over exchange rates

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments and, in the case of countries using the euro, the European Central Bank may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes, or changes in interest rates, to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect an investment in a security that is linked, in whole or in part, to any underlying that is (or is composed of stocks that are) denominated in a foreign currency or to any ADSs (which are quoted and traded in U.S. dollars and each represent foreign equity securities that are quoted and traded in a foreign currency). We will not make any adjustment or change to the terms of the RNs in the event that exchange rates should become fixed, in response to any devaluation or revaluation of a currency or any imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.

The RNs may be subject to foreign currency risks if any underlying is or includes stocks that are foreign equity securities, are denominated in a foreign currency or are ADSs

If any underlying is or includes stocks that are foreign equity securities, are denominated in a foreign currency or are ADSs, the RNs may be subject to foreign currency risks. When the prices of such stocks (or the corresponding foreign equity securities represented by such ADS) are converted into the currency in which such underlying is quoted (the “base currency”) for the purpose of calculating the level of such underlying, your investment will be exposed to currency exchange risk with respect to each of the stocks included in such underlying that does not trade (and each ADS whose corresponding foreign equity securities do not trade) in the base currency. Your net exposure to such risk will depend on the extent to which such other currencies strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which such stocks (or the corresponding foreign equity securities of such ADS) are denominated, the level of such underlying may be adversely affected and the redemption amount payable on the RNs at maturity or upon early redemption may be reduced.

There are significant risks related to investments in RNs that are linked, in whole or in part, to ADSs, which are quoted and traded in U.S. dollars and each of which represents equity securities that are quoted and traded in a foreign currency. ADSs may trade differently from their corresponding foreign equity securities. Changes in the exchange rate between the U.S. dollar and the relevant foreign currencies may affect the U.S. dollar equivalent of the price of such corresponding foreign equity securities on foreign securities markets and, as a result, may affect the level of such ADSs, which may consequently affect the value of the RNs.

Foreign currency risks include, but are not limited to, convertibility risk, market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. Of particular importance to potential currency exchange risks are existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between the relevant countries, and the extent of governmental surpluses or deficits in the countries represented by any underlying(s). All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries as well as other countries important to international trade and finance. Foreign currency risks depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the securities.

If the RNs are linked to any underlying that is (or is composed of stocks that are) traded on non-U.S. exchanges or are ADSs, an investment in the RNs is subject to risks associated with foreign securities markets

If the RNs are linked, in whole or in part, to any underlying that is (or is composed of stocks that are) traded on non-U.S. exchanges or are ADSs (representing interests in foreign equity securities), an investment in the RNs involves risks associated with the securities markets in those countries where such underlying or stocks are traded, including risks related to market volatility, government intervention in such markets and cross shareholdings of companies in such countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements, as well as securities trading rules, that are different from those applicable to U.S. reporting companies.

The levels of such underlyings and stocks may be affected by political, economic, financial and social factors in foreign markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments, risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets. Emerging market countries may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, may be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible. The risks of the economies of emerging market countries are relevant for RNs that are linked to any underlying(s) that is (or is composed of stocks that are) traded in one or more emerging market countries or are ADSs representing foreign equity securities that are traded in one or more emerging market countries, as well as for RNs that are linked to a basket of such underlyings.

The RNs may be linked to a price return index or an excess return index rather than a total return index

The RNs may be linked to a reference index that is a price return index or an excess return index, rather than a total return index. A price return index is designed to reflect only the price movements of the stocks included in such reference index, while an excess return index reflects the returns that would potentially accrue from a hypothetical investment in such stocks (including dividends and other distributions on such stocks). By contrast, a total return index reflects, in addition to the returns reflected by an excess return version of such reference index, the interest that could otherwise be earned on funds committed to the trading of instruments linked or related to such reference index. Therefore, any payment due to you could be less than such payment would have been if the RNs were linked to a total return index.

Our right to use a reference index may be suspended or terminated

If the RNs are linked to a reference index, we have been granted, or will be granted, a non-exclusive right to use such reference index and related trademarks in connection with the offering of the RNs. If we breach our obligations under any license, the relevant index sponsor may have the right to terminate such license. If an index sponsor chooses to terminate a license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant reference index and related trademarks in connection with the RNs until their maturity. If our right to use any reference index is suspended or terminated, it may become difficult for us to determine the level of such reference index and, consequently, the coupons, if any, payment at maturity or upon early redemption, or any other amounts payable to you on the RNs. In such case, the calculation agent will determine, in its sole discretion, the relevant level of such reference index and/or the fair value of the RNs.

We are not affiliated with any company included in any underlying with the exception of the MSCI EAFE® Index and the Swiss Market Index

Unless otherwise specified in the applicable pricing supplement, we are not affiliated with any of the companies whose equity securities comprise any of the underlyings, with the exception of the MSCI EAFE® Index and the Swiss Market Index. We are currently one of the companies that make up both the MSCI EAFE® Index and the Swiss Market Index, but we are not affiliated with any of the other companies whose stocks may be included in such indices. In the case of RNs linked to the MSCI EAFE® Index or the Swiss Market Index, we have no ability to control the actions of the other companies included in such indices, including actions that could affect the levels of such indices. None of the money you pay us will go to the sponsor of either the MSCI EAFE® Index or the Swiss Market Index or to any of the other companies included in such indices, and none of those companies will be involved in the offering of the RNs in any way.

There are important differences between the rights of holders of ADSs and the rights of holders of the corresponding foreign equity securities

If the RNs are linked, in whole or in part, to the performance of ADSs relating to foreign equity securities, you should be aware that your RNs are linked, in whole or in part, to the levels of such ADSs and not to the prices of such corresponding foreign equity securities. Each ADS is generally a security evidenced by an American Depositary Receipt that represents a specified number of shares of the equity securities of a foreign issuer. Generally, ADSs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the foreign issuer and the holders of such ADSs. There may be significant differences between the rights of holders of ADSs and the rights of holders of the corresponding foreign equity securities, and such differences may materially and adversely impact the value of the RNs. For example, a foreign issuer may make distributions in respect of its foreign equity securities that are not passed on to the holders of the relevant ADSs.

In addition, for RNs linked to the performance of one or more ADSs, if an ADS is no longer listed or admitted for trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the corresponding foreign equity securities and the ADS depositary is terminated for any reason, then the calculation agent will have the option to either (a) replace such ADS with the ADS of another company or (b) replace such ADS with such corresponding foreign equity securities. Replacing the original ADS with another security may materially and adversely affect the value of the RNs.

There is no assurance that an active trading market will continue for any underlying or any component included in an underlying, or that there will be liquidity in the trading market

Although the underlying(s) to which your RNs may be linked may trade on various exchanges and a number of similar securities or products may have been traded on other exchanges for varying periods of time, there is no assurance that an active trading market will continue for such underlying(s) or for any component included in such underlying(s), or that there will be liquidity in the trading market. Even if there is an active trading market, there may not be enough liquidity to allow such underlying(s) or any component included in such underlying(s) to trade easily, at which point the value of the RNs may be adversely affected.

Our hedging activity may affect the market value of any underlying or the components included in any underlying, and therefore, the value of the RNs

We expect to hedge our obligations under the RNs through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the underlyings or the components included in any such underlying, as applicable, or in other instruments, such as options, swaps or futures, based upon the underlying or the components included in such underlying. This hedging activity could affect the value of any underlying, and therefore the value of the RNs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the value of the RNs declines. Assuming no changes in market conditions or any other relevant factors, the redemption price, if any, at which you may elect to offer your RNs for redemption by us prior to maturity as specified in the applicable pricing supplement will likely be lower than the original issue price, since the original issue price included, and such redemption price is likely to exclude, commissions paid with respect to the RNs, as well as the projected profit included in the cost of hedging our obligations under the RNs. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the RNs. In addition, we may also invest the proceeds temporarily in short-term securities. The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on payments of coupons on debt instruments.

One or more of our affiliates before and following the issuance of any RNs may acquire or dispose of positions relating to any underlying or listed or over-the-counter options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivatives or similar instruments linked or related to, any underlying to hedge our obligations under the RNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may affect the level of any underlying. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying or the value of the RNs, we cannot assure you that these activities will not have such an effect.

From time to time after issuance and prior to the maturity of the RNs, depending on market conditions and other factors (including the level of any underlying), in connection with hedging certain of the risks associated with the RNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments linked or related to, the underlyings. These other hedging activities may occur from time to time before the RNs mature and will depend on market conditions and other factors (including the levels of the underlyings). In addition, we or one or more of our affiliates may take positions in other types of financial instruments that may become available in the future. To the extent that we, or one or more of our affiliates, have a hedge position in the shares of any underlying(s), the components included in or comprising any underlying or in any instruments linked or related to any underlying(s), we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any RNs. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

In addition, we or one or more of our affiliates may purchase, or otherwise acquire a long or short position in, the RNs from time to time and may, in our or its sole discretion, hold, resell, exercise, cancel or retire such offered securities. We or one or more of our affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in, or options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments linked or related to, any underlying, we or one or more of our affiliates may liquidate all or a portion of those holdings at or about the time of the maturity or early redemption of, or the payment of any interest or coupon(s) on, the RNs. Depending, among other things, on future market conditions and other factors, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities described in this section will not be limited to any particular exchange or market and may be influenced by a number of factors. It is possible that we or one or more of our affiliates may receive a profit from such hedging activities, even if the market value of the RNs has declined. We are only able to determine profits or losses from any such hedging position when such position is closed out and any offsetting hedging position(s) are taken into account.

The original issue price of the RNs will include the commissions paid to CSSU with respect to the RNs and the cost of hedging our obligations under the RNs. This cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing such hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

We have no reason to believe that our hedging activities, as well as those of our affiliates, will have a material impact on the price of such options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments, or on the value of the RNs or the underlyings. However, we cannot guarantee that our hedging activities, as well as those of our affiliates, will not affect such prices or values. We will use the remainder of the proceeds from the sale of the RNs for the general corporate purposes described above.

Description of the RNs

This description of the terms of the RNs adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the prospectus supplement and prospectus, you should rely on this description. The applicable pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

General

The RNs are senior unsecured medium-term notes issued by Credit Suisse, acting through one of its branches, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. We refer generally to each index (a “reference index”), exchange-traded fund (a “reference fund”) and equity security of an issuer (a “reference share” of a “reference share issuer,” respectively) as an “underlying,” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the RNs will be linked will be specified in the applicable pricing supplement. As used in this product supplement, the term “reference shares” includes securities issued through depositary arrangements in respect of foreign underlying securities (“ADSs”). For reference shares that are ADSs, the term “reference share issuer” refers to the issuer of the foreign equity securities underlying the ADSs. If the RNs are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable product supplement, pricing supplement or other supplement.

The RNs will be issued under an indenture dated March 29, 2007, as may be amended or supplemented from time to time, between us and The Bank of New York Mellon, as trustee, and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The RNs will not be listed on any securities exchange.

The RNs are not deposit liabilities and are not insured or guaranteed by the FDIC or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any amount due on the RNs is subject to our ability to meet our obligations as they become due.

The applicable pricing supplement will contain important terms relating to the determination of any payments or deliveries on the securities. These include: “buffer amount,” “call return,” “closing indicative value,” “contingent minimum return,” “daily early redemption value,” “daily index factor,” “daily investor fee,” “daily underlying factor,” “downside participation rate,” “early redemption charge,” “fixed payment percentage,” “lowest performing underlying,” “minimum early redemption quantity,” “physical delivery amount,” “redemption fee,” “trading day,” “underlying return,” “underlying return cap” and “upside participation rate.”

•	If your RNs are linked to the performance of one or more reference shares or reference funds, we may refer to the daily underlying factor as the “daily share factor” in the applicable pricing supplement.

•	If your RNs are linked to the performance of a basket, we may refer to the daily underlying factor and underlying return cap as the “daily basket factor” and the “basket return cap,” respectively, and the closing level as the “basket closing level” in the applicable pricing supplement.

Coupons

The applicable pricing supplement will specify whether, and under what conditions, coupons will be paid on the RNs, and the applicable rate per annum, as well as any other terms and conditions relating to the calculation and payment of such coupons.

For RNs that pay coupons, each “coupon period” will be (i) the period beginning on, and including, the original issue date of the RNs to, and excluding, the first scheduled coupon payment date, and each successive period beginning on, and including, a scheduled coupon payment date to, but excluding, the next scheduled coupon payment date, except the final coupon period, which will be from, and including, the preceding scheduled coupon payment date to, and excluding, the earlier of the scheduled maturity date or early redemption date, as the case may be, or (ii) the period specified in the applicable pricing supplement. The postponement of any coupon payment date will not shorten or lengthen any relevant coupon period.

Early redemption; defeasance

If specified in the applicable pricing supplement, the RNs may be subject to an automatic early redemption and/or may be subject to redemption prior to maturity at your or our option (the automatic early redemption and early redemption at your or our option, each an “early redemption”), subject to the requirements set forth in the applicable pricing supplement.

If the RNs are redeemed prior to the maturity date, you will receive only the principal amount of the RNs or such other amount as specified in the applicable pricing supplement and any applicable coupons to, and including, the early redemption date. CSSU may charge an additional fee for RNs redeemed at your option, as specified in the applicable pricing supplement. If the RNs are redeemed prior to the maturity date, you will lose the opportunity to continue to accrue and be paid coupons, or to participate in the positive or inverse performance of any underlying or basket, from the early redemption date to the originally scheduled maturity date.

The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the RNs. The RNs are not subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities — Defeasance.”

Early redemption procedures

Early redemption at your option

If applicable, and you wish to offer your RNs to Credit Suisse for redemption, you and your broker must follow the following procedures:

•	Your broker must deliver a completed irrevocable Offer for Early Redemption, a form of which will be attached to the applicable pricing supplement, to Credit Suisse, by fax, or email to list.etndesk@credit-suisse.com if an electronic scan of the completed irrevocable Offer for Early Redemption is included as an email attachment. If your irrevocable offer for redemption is received on a business day after the time specified in Annex A of the applicable pricing supplement, you will be deemed to have made your offer for redemption on the following business day. The trading day immediately succeeding the date you offer your RNs for early redemption will be the valuation date applicable to such early redemption. One portion of the Offer for Early Redemption must be completed by you as beneficial owner of the RNs and the other portion must be completed by your broker. You must offer at least the applicable minimum early redemption quantity, as specified in the applicable pricing supplement, for redemption by Credit Suisse on any early redemption date, except that we or the calculation agent may from time to time reduce, in part or in whole, the minimum early redemption quantity. Any such reduction will be applied on a consistent basis for all holders of the RNs at the time the reduction becomes effective. Credit Suisse must acknowledge receipt from your broker in order for your offer to be effective.

•	Your broker must book a delivery vs. payment trade with respect to your RNs on the applicable valuation date at a price equal to the applicable daily early redemption value, facing Credit Suisse.

•	Your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable early redemption date (the third business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the RNs in respect of such deadlines. Any redemption instructions that we receive in accordance with the procedures described above will be irrevocable. If you otherwise fail to comply with these procedures, your offer will be deemed ineffective and Credit Suisse will not be obligated to redeem your RNs at such time.

CSSU will act as our agent in connection with any redemption at your option and may charge a fee per RN, as specified in the applicable pricing supplement, redeemed at your option.

Early redemption at our option

If applicable, we will have the option to redeem the RNs on any business day during the term of the RNs by delivering an irrevocable call notice to DTC (the holder of the global note). The trading day immediately succeeding the date of our notice of early redemption will be the valuation date applicable to such early redemption.

Automatic early redemption

If applicable, we will deliver notice of the automatic early redemption of the RNs to DTC on the date such automatic early redemption occurs. The trading day immediately following the trading day on which the automatic early redemption event occurs shall be the valuation date applicable to such automatic early redemption, subject to postponement as described in the applicable pricing supplement or underlying supplement.

Any RNs previously redeemed by us at your option or our option will be cancelled on the relevant early redemption date, as specified in the applicable pricing supplement.

Maturity date

The maturity date of the RNs will be the date specified in the applicable pricing supplement, or the next succeeding business day if the scheduled maturity date is not a business day, subject to postponement as described in the applicable pricing supplement or underlying supplement. No coupons or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

Unless previously accelerated, redeemed, or purchased by us and cancelled, the RNs will be redeemed on the maturity date for an amount of cash determined as set forth in the applicable pricing supplement.

Certain definitions

The following terms used in this product supplement have the following definitions:

The “basket component weightings” will be specified in the applicable pricing supplement and will be a percentage of a basket applicable to each basket component.

A “business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are generally authorized or obligated by law or executive order to close.

The “closing level” of an underlying is, with respect to:

•	a reference index, on any trading day for such reference index, the level of such reference index as determined by the calculation agent at the time at which the index sponsor of such reference index calculates the closing level to be published for such reference index on such trading day, subject to the provisions described in the applicable pricing supplement;

•	a reference fund, on any trading day for such reference fund, the last reported sale price for one share of such reference fund, regular way, of the principal trading session on such day on the relevant exchange multiplied by the share adjustment factor for such reference fund, subject to the provisions described in the applicable pricing supplement;

•	a basket, on any trading day, the closing level of such basket calculated in accordance with the formula set forth in the applicable pricing supplement; and

•	a reference share (or such other security), on any trading day for such reference share (or such other security):

o	if such reference share (or such other security) is listed or admitted for trading on a national securities exchange registered under the Exchange Act, the last reported sale price, regular way or, in the case of The NASDAQ Stock Market, the official closing price, of the principal trading session for such reference share (or such other security) on such day on such principal securities exchange;

o	if such reference share (or such other security) is not listed or admitted for trading on any national securities exchange, but is included in the OTC Bulletin Board Service (or any successor service) operated by FINRA (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board for such reference share (or such other security)on such day;

o	if such reference share (or such other security) is issued by a foreign issuer and its closing level cannot be determined as set forth in the two bullet points above, and such reference share (or such other security) is listed or admitted for trading on a foreign securities exchange or market, the last reported sale price, regular way, of the principal trading session for such day on the primary foreign securities exchange or market on which such reference share (or such other security) is listed or admitted for trading; or

o	otherwise, if the closing level of such reference share (or such other security) cannot be determined as set forth above, the closing level will be the arithmetic mean of the bid prices for such reference share (or such other security) obtained from as many dealers in such reference share (or such other security), but not exceeding three, as will make such bid prices available to the calculation agent;

in each case, multiplied by the share adjustment factor for such reference share (or such other security).

“Day count fraction” means, in respect of the calculation of any amount of interest on any RN for any period of time, from, and including, the first day of such period to, but excluding, the last day of such period (a “calculation period”):

•	if “actual/actual” or “actual/actual — ISDA” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 365 (or, if any portion of such calculation period falls in a leap year, the sum of (A) the actual number of days in such portion of such calculation period falling in a leap year divided by 366 and (B) the actual number of days in such portion of such calculation period falling in a non-leap year divided by 365);

•	if “actual/365” or “actual/365 (fixed)” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 365;

•	if “actual/360” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 360;

•	if “30/360,” “360/360” or “bond basis” is specified in the applicable pricing supplement, a fraction calculated as follows:

where:

“Y1” is the year (expressed as a number) in which the first day of the calculation period falls;

“Y2” is the year (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month (expressed as a number) in which the first day of the calculation period falls;

“M2” is the calendar month (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day (expressed as a number) of the calculation period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day (expressed as a number) immediately following the last day included in the calculation period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

•	if “30E/360” or “Eurobond basis” is specified in the applicable pricing supplement, the fraction calculated as follows:

where:

“Y1” is the year (expressed as a number) in which the first day of the calculation period falls;

“Y2” is the year (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month (expressed as a number) in which the first day of the calculation period falls;

“M2” is the calendar month (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day (expressed as a number) of the calculation period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day (expressed as a number) immediately following the last day included in the calculation period, unless such number would be 31, in which case D2 will be 30;

•	if “30E/360 (ISDA)” is specified in the applicable pricing supplement, a fraction calculated as follows:

where:

“Y1” is the year (expressed as a number) in which the first day of the calculation period falls;

“Y2” is the year (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month (expressed as a number) in which the first day of the calculation period falls;

“M2” is the calendar month (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day (expressed as a number) of the calculation period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day (expressed as a number) immediately following the last day included in the calculation period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

“Index sponsor” means, with respect to a reference index, the sponsor of such reference index that will publish (or will have published on its behalf) a level for such reference index.

The “level” of an underlying is, with respect to:

•	a basket, at any time during the term of the RNs, the level of such basket at such time calculated in accordance with the formula set forth in the applicable pricing supplement and subject to the provisions described in the applicable pricing supplement;

•	a reference index, at any time during the term of the RNs, the level of such reference index published at such time by the index sponsor of such reference index and subject to the provisions described in the applicable pricing supplement; and

•	a reference share or reference fund, at any time during the term of the RNs, the price of one reference share or one share of such reference fund displayed on the relevant exchange for such reference share or reference fund at such time or, if unavailable on that relevant exchange, any other exchange displaying such price, as specified in the applicable pricing supplement multiplied by the share adjustment factor (as defined below) applicable to such reference share or reference fund at such time, subject to the provisions described in the applicable pricing supplement.

“Related exchange” means, with respect to an underlying, each exchange on which futures or options contracts relating to such underlying are traded (and, with respect to a reference fund, each exchange on which futures or options contracts relating to the applicable index tracked by such reference fund, if any (the “tracked index”), are traded).

“Relevant exchange” means, (i) with respect to a reference share or reference fund, the principal U.S. exchange on which shares of such underlying are traded and, (ii) with respect to a reference index, each principal exchange on which the stocks included in such reference index are traded.

The “share adjustment factor” is, with respect to a reference share or reference fund, initially equal to 1.0 on the date the RNs are priced for initial sale to the public and will be subject to adjustment as described in the applicable pricing supplement or underlying supplement.

The “trade date” will be the date set forth in the applicable pricing supplement.

“Trading day” means, with respect to a reference index, reference fund or reference share, any day that is (or, but for postponement as described in the applicable pricing supplement or underlying supplement, would have been) a day on which trading is generally conducted on the relevant exchange or relevant exchanges, as applicable, or the related exchanges for such underlying (each as defined herein).

The “valuation date” will be the date(s) specified in the applicable pricing supplement (including the “final valuation date,” if applicable, and any valuation date for redemption of your RNs) or, for each underlying, the next succeeding trading day for such underlying if the scheduled valuation date is not a trading day for such underlying, subject to postponement as described in the applicable pricing supplement or underlying supplement

The “valuation period” and “maturity valuation period” will be as set forth in the applicable pricing supplement, subject in each case to postponement as described in the applicable pricing supplement underlying supplement.

Events of default and acceleration

For the purpose of determining whether the holders of our senior medium-term notes, of which the RNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each RN outstanding as the principal amount of that RN. Although the terms of the RNs may differ from those of the other senior medium-term notes, holders of specified percentages in principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the RNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the accompanying prospectus) with respect to any RNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the RNs will be determined by the calculation agent and will equal, for each RN you then hold, the daily early redemption value determined by the calculation agent with a valuation date occurring on the trading day following the date on which the RNs were declared due and payable.

Purchases

We may at any time purchase any RNs, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any RNs by us or the redemption of any RNs, such RNs will be cancelled by the trustee.

Book-entry, delivery and form

In this section, references to “holders” mean those who own the RNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the RNs registered in street name or in the RNs issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the RNs should read the section entitled “Description of Notes — Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

The RNs are senior medium-term notes as described in the accompanying prospectus supplement and prospectus, which also contain a detailed summary of additional provisions of the RNs and of the senior indenture, dated as of March 29, 2007, as amended, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the RNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

We will issue the RNs in the form of one or more fully-registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the RNs are represented by the global notes, we will pay the redemption amount on the RNs, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities — Book-Entry System” in the accompanying prospectus and “Description of Notes — Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Calculation agent

The calculation agent is Credit Suisse International, an affiliate of ours. The calculation agent makes all determinations with respect to the RNs. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the RNs, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to “Risk Factors — There may be conflicts of interest.”

Further issues

Without notice to, or the consent of, the registered holder(s) of the RNs, we may from time to time create and issue further securities ranking pari passu with the RNs being offered hereby in all respects. Such further securities will be consolidated and form a single series with the RNs being offered hereby and will have the same terms as to status, redemption or otherwise as the RNs being offered hereby.

Amendments

We may, without the consent of the registered holder(s) of the RNs or the owners of any beneficial interest in the RNs, amend the RNs to conform their terms to the terms set forth in the applicable offering documents, and the trustee is authorized to enter into any such amendment without any such consent.

Substitution

Credit Suisse may at any time substitute another of its branches for the branch through which it acts under the RNs for all purposes under the RNs.

Notices

Notices to holders of the RNs will be made by first-class mail, postage prepaid, to the registered holder(s).

The Underlyings or Basket

The one or more underlyings or the basket to which the RNs are linked will be specified in the applicable pricing supplement. If any underlying or basket component, as applicable, is replaced by a successor underlying or basket component, as applicable, such successor underlying or basket component will be substituted for that underlying or basket component, for all purposes relating to the RNs.

Reference shares

If the applicable pricing supplement specifies that the RNs will be linked to the performance of one or more reference shares, we will provide summary information regarding the business of any reference share issuer based on its publicly available documents in the applicable pricing supplement. We take no responsibility for the accuracy or completeness of such information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to, or filed with, the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. In addition, information provided to, or filed with, the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is.http://www.sec.gov. Information regarding the reference shares and the reference share issuer(s) may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the RNs offered thereby and do not relate to any reference shares or other securities of any reference share issuer(s). We will derive any and all disclosures contained in the relevant pricing supplement regarding the reference shares and the reference share issuer(s) from the publicly available documents described above. In connection with the offering of the RNs, we have not, and will not, participate in the preparation of such documents or make any due diligence inquiry with respect to any reference shares or reference share issuer(s). We do not, and will not, make any representation that such publicly available documents are, or any other publicly available information regarding any reference shares or reference share issuer(s) is, or will be, accurate or complete. Furthermore, we cannot give you any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of any reference shares (and therefore, the final level(s) of such reference shares) have or in the future will be publicly disclosed. Subsequent disclosure of any such events or the disclosure of, or failure to disclose, material future events concerning any reference shares or reference share issuer(s) could affect the payment at maturity or upon early redemption with respect to the RNs and, therefore, the trading prices of the RNs.

Neither we nor any of our affiliates makes any representation to you regarding the future performance of any reference shares or basket.

We or our affiliates may currently, or from time to time in the future, engage in business with the reference share issuer(s) of any reference shares of the RNs we are offering to you, including extending loans to, making equity investments in or providing advisory services (including merger and acquisition advisory services) to, such reference share issuer(s). In the course of such business, we or our affiliates may acquire non-public information about such reference shares or reference share issuer(s) and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express opinions regarding such reference shares or reference share issuer(s), and these reports or opinions may or may not recommend that investors buy or hold such reference shares. As a prospective purchaser of the RNs, you should undertake an independent investigation of the reference shares and reference share issuer(s) that in your judgment is appropriate to make an informed decision with respect to an investment in the RNs.

Reference indices, reference funds and reference shares

Additional information relating to the underlyings or the basket will be set forth in one or more underlying supplements or in the applicable pricing supplement.

Historical performance

We will provide historical information on any underlying(s) or the basket in the relevant pricing supplement. You should not misconstrue any historical levels or prices that we may provide in any pricing supplement as an indication of the future performance of any underlying(s) or the basket. Neither we nor any of our affiliates makes any representation to you regarding the future performance of any underlying(s) or the basket.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3–101, as modified by Section 3(42) of ERISA) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the RNs of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing RNs.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the RNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the RNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase RNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96–23), (B) the insurance company general account exemption (PTCE 95–60), (C) the bank collective investment fund exemption (PTCE 91–38), (D) the insurance company pooled separate account exemption (PTCE 90–1) and (E) the qualified professional asset manager exemption (PTCE 84–14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of RNs and related lending transactions, provided that neither the issuer of the RNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the RNs.

Each purchaser or holder of an RN, and each fiduciary who causes any entity to purchase or hold an RN, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such RNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding RNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such RNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

In addition, any purchaser, that is a Plan or that is acquiring RNs on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of RNs that (a) none of Credit Suisse, the calculation agent or any of their respective affiliates

(each, a “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a non-ERISA Arrangement under Similar Law) with respect to the acquisition, holding or disposition of RNs, or as a result of any exercise by us or our affiliates of any rights in connection with the RNs, (b) no advice provided by us or any of our affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the RNs and the transactions contemplated with respect to the RNs, and (c) such purchaser recognizes and agrees that any communication from us or any of our affiliates to the purchaser with respect to the RNs is not intended by us or any of our affiliates to be impartial investment advice and is rendered in its capacity as a seller of RNs and not a fiduciary to such purchaser. Purchasers of RNs have exclusive responsibility for ensuring that their purchase, holding, and disposition of the RNs do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

Each purchaser of an RN will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the RN does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the RNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Underwriting (Conflicts of Interest)

We will sell the RNs to CSSU and certain other agents that are or may become party to the Distribution Agreement, as amended or supplemented, from time to time (CSSU and such other agents, each an “Agent” and collectively, the “Agents”), acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Each Agent may offer the RNs it has purchased as principal to other dealers. Each Agent may sell RNs to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by each Agent from us. After the initial public offering of any RNs, the public offering price, concession and discount of such RNs may be changed.

We may also sell RNs to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell RNs to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the applicable pricing supplement. An Agent may offer the RNs it has purchased as principal to other dealers. That Agent may sell the RNs to any dealer at a discount and the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of RNs that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Each issue of RNs will be a new issue of RNs with no established trading market. In addition, without notice to or the consent of the registered holders of the RNs, we may from time to time create and issue further securities of an issue ranking pari passu with the RNs being offered hereby in all respects. Such further securities will be consolidated and form a single series with the RNs being offered hereby and will have the same terms as to status, redemption or otherwise as the RNs being offered hereby. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may use the offering documents in connection with the offers and sales of RNs related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the RNs and any broker-dealer subsidiary or affiliate that does make a market in the RNs may discontinue any market making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the RNs. The RNs will not be listed on a national securities exchange in the United States or any other country.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

Because CSSU is one of our wholly owned subsidiaries, CSSU has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offering of the securities in which it participates. The net proceeds received from the sale of the RNs will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the RNs. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the RNs of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the RNs to any of its discretionary accounts without the prior written approval of the customer.

We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by CSSU in excess of the principal amount of RNs CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing RNs in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the RNs or preventing or retarding a decline in the market prices of the RNs. As a result, the prices of the RNs may be higher than the prices that might otherwise exist in the open market.

CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business. Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

In the United States, the RNs may be offered for sale in those jurisdictions where it is lawful to make such offers.

Each Agent has represented and agreed that it will not offer or sell the RNs in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained. We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the securities, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

No action has been or will be taken by us, CSSU or any dealer that would permit a public offering of the RNs or possession or distribution of the offering documents in any jurisdiction other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of the offering documents relating to the securities may be made in or from any jurisdiction, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us, CSSU, the Agents or any dealer.

Concurrently with the offering of the RNs as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

Notice to Investors

Argentina

This document, and the documents related to the offering, have not been submitted to the Argentine Securities Commission (“Comisión Nacional de Valores”) for approval. Accordingly, the RNs may not be offered or sold to the public in Argentina. This document does not constitute an offer of, or an invitation to purchase, the RNs in Argentina.

Bahamas

The RNs may not be offered or sold in or from within The Bahamas unless the offer or sale is made by a person appropriately licensed or registered to conduct securities business in or from within The Bahamas.

The RNs may not be offered or sold to persons or entities deemed resident in The Bahamas pursuant to the Exchange Control Regulations, 1956 of The Bahamas unless the prior approval of the Exchange Control Department of the Central Bank of The Bahamas is obtained.

No distribution of the RNs may be made in The Bahamas unless a preliminary prospectus and a prospectus have been filed with the Securities Commission of The Bahamas (the “Securities Commission”) and the Securities Commission has issued a receipt for each document, unless such offering is exempted pursuant to the Securities Industry Regulations, 2012, in which case additional filing and reporting obligations under Bahamian law may be triggered.

Brazil

The RNs have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the RNs has not been nor will be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the RNs in Brazil is not legal without prior registration under Law No. 6,385, of December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Documents relating to the offering of the RNs, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the RNs is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the RNs to the public in Brazil. Therefore, each of the Agents has represented, warranted and agreed that it has not offered or sold, and will not offer or sell, the RNs in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation of securities in the Brazilian capital markets regulated by Brazilian legislation. Persons wishing to offer or acquire the RNs within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

British Virgin Islands

Recipient acknowledges that it has not been solicited through the distribution of the RNs and further represents and warrants that it is not buying or selling the RNs in connection with an invitation to buy or sell the RNs to the public in the Virgin Islands within the meaning of section 25 of the Securities and Investment Business Act, 2010 (“SIBA”). Recipient further represents and warrants: (a) that it is a Qualified Investor as defined in Schedule 4 of SIBA and, to the extent the recipient is a professional investor for the purposes of Schedule 4, it declares that (i) its ordinary business involves, whether for its own account or the account of others, the acquisition or disposal of property of the same kind as the property constituting the Interests, or a substantial part of the property; or (ii) it has net worth in excess of US$1,000,000 or its equivalent in any other currency and that it consents to being treated as a professional investor within the meaning of section 40 of SIBA; or (b) that no document associated with the purchase or sale of the RNs (including any prospectus or offering document) has been received by the recipient at an address in the Virgin Islands other than its registered office in the Virgin Islands.

Cayman Islands

Restrictions on the Offer of the RNs

No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the RNs unless the issuer is listed on the Cayman Islands Stock Exchange.

Chile

Neither the Issuer nor the RNs have been registered with the Superintendencia de Valores y Seguros pursuant to Law No. 18,045, the Ley de Mercado de Valores, and regulations thereunder, so they may not be offered or sold publicly in Chile. This document does not constitute an offer of, or an invitation to subscribe for or purchase, the RNs in the Republic of Chile, other than to individually identified investors pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Colombia

THIS MARKETING MATERIAL DOES NOT CONSTITUTE A PUBLIC OFFER IN THE REPUBLIC OF COLOMBIA. PRODUCTS ARE OFFERED UNDER CIRCUMSTANCES, WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES UNDER APPLICABLE COLOMBIAN SECURITIES LAWS AND REGULATIONS. THE OFFER OF CREDIT SUISSE PRODUCTS AND/OR SERVICES IS ADDRESSED TO LESS THAN ONE HUNDRED SPECIFICALLY IDENTIFIED INVESTORS. CREDIT SUISSE PRODUCTS ARE BEING PROMOTED/MARKETED IN COLOMBIA OR TO COLOMBIAN RESIDENTS IN STRICT COMPLIANCE WITH PART 4 OF DECREE 2555 OF 2010 OF THE GOVERNMENT OF COLOMBIA AND OTHER APPLICABLE RULES AND REGULATIONS RELATED TO THE PROMOTION OF FOREIGN FINANCIAL AND/OR SECURITIES RELATED PRODUCTS OR SERVICES IN COLOMBIA.

UPON PURCHASING THE RNs, COLOMBIAN ELIGIBLE INVESTORS ACKNOWLEDGE THAT THEY ARE SUBJECT TO COLOMBIAN LAWS AND REGULATIONS (IN PARTICULAR, FOREIGN EXCHANGE, SECURITIES AND TAX REGULATIONS) APPLICABLE TO ANY TRANSACTION OR INVESTMENT CONSUMMATED IN CONNECTION WITH ANY RELEVANT INVESTMENT AND UNDER APPLICABLE REGULATIONS AND FURTHER REPRESENT THAT THEY ARE THE SOLE LIABLE PARTY FOR FULL COMPLIANCE WITH ANY SUCH LAWS AND REGULATIONS. IN ADDITION, ANY COLOMBIAN ELIGIBLE INVESTOR ENSURES THAT CREDIT SUISSE WILL HAVE NO RESPONSIBILITY, LIABILITY OR OBLIGATION IN CONNECTION WITH ANY CONSENT, APPROVAL, FILING, PROCEEDING, AUTHORIZATION OR PERMISSION REQUIRED BY THE INVESTOR TO PURCHASE THE RNs OR FOR ANY ACTIONS TAKEN OR REQUIRED TO BE TAKEN BY THE INVESTOR IN CONNECTION WITH THE OFFER, SALE, PURCHASE OR DELIVERY OF THE CREDIT SUISSE PRODUCTS AND/OR SERVICES UNDER COLOMBIAN LAW.

ANY SPECIFIC CLAIM OF THE COLOMBIAN CLIENTS IN CONNECTION WITH THE INVESTMENT SHOULD BE RAISED BEFORE CREDIT SUISSE REPRESENTATIVE OFFICE THAT WILL SERVE AS LIAISON BETWEEN THE COLOMBIAN CLIENTS AND CREDIT SUISSE.

Costa Rica

The RNs have not been, and will not be, registered for public offering with the Costa Rican Securities Regulator (Superintendencia General de Valores or “SUGEVAL”). Therefore, the RNs are not authorized for public offering in Costa Rica and may not be offered, placed, distributed, commercialized and/or negotiated to the public in Costa Rica. Accordingly, the RNs shall not be offered or sold to the public in Costa Rica by means of massive communication or general solicitation, nor shall be placed or distributed between more than 50 individual persons or entities.

Documents and other offering materials relating to the offering of the RNs, as well as information contained therein, may not be offered publicly in Costa Rica, nor be used in connection with any public offering for subscription or sale of the RNs in Costa Rica. Nothing in this document or any other documents, information or communications related to the RNs shall be interpreted as containing any offer or invitation to, or solicitation of, any such distribution, placement, sale, purchase or other transfer of the RNs in the Costa Rica.

Dominican Republic

Nothing in this product supplement constitutes an offer of securities for sale in the Dominican Republic. The RNs have not been, and will not be, registered with the Superintendence of Securities of the Dominican Republic (Superintendencia de Valores), under Dominican Securities Market Law No. 19–00 (“Securities Law 19–00”), and the RNs may not be offered or sold within the Dominican Republic or to, or for the account or benefit of, Dominican persons (as defined under Securities Law 19–00 and its regulations). Failure to comply with these directives may result in a violation of Securities Law 19–00 and its regulations.

Ecuador

(i)       to the extent the RNs qualify as securities within the meaning of article 2 of the Stock Market Law (“SML”), the RNs cannot be publicly offered, sold or advertised within Ecuadorian territory; and

(ii)       to the extent the RNs could also qualify as banking products within the meaning of the Monetary and Financing Code (the “COMF”), it will not offer, sell or advertise the RNs in or from Ecuador, as such term is interpreted under the COMF.

Neither this product supplement nor any other documents related to the RNs constitute a prospectus in the sense of article 12(3) of the SML and neither this product supplement nor any other documents related to the RNs may be publicly distributed or otherwise made publicly available in Ecuador. Credit Suisse has not applied for a listing of the RNs on the Stock Market Registry nor in any regulated securities market in Ecuador, and consequently, the information presented in this product supplement does not necessarily comply with the information standards set out in the SML.

El Salvador

THE RNs HAVE NOT BEEN REGISTERED NOR REVIEWED NOR APPROVED BY THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR (SUPERINTENDENCIA DEL SISTEMA FINANCIERO DE EL SALVADOR), THE SALVADORAN PUBLIC SECURITIES REGISTRY (REGISTRO PÚBLICO BURSÁTIL), NOR THE SALVADORAN STOCK EXCHANGE (BOLSA DE VALORES DE EL SALVADOR, S.A. DE C.V.). ACCORDINGLY, (I) THE RNs CANNOT BE PUBLICLY OFERRED OR SOLD IN EL SALVADOR; AND (II) THE RNs AND ITS OFFER ARE NOT SUBJECT TO THE SUPERVISION OF THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR.

European Economic Area

Prohibition of Sales to EEA Retail Investors

From 1 January 2018, the dealer has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any RNs which are the subject of an offering contemplated by this product supplement as completed by the final terms in relation thereto to any retail investor in the European Economic Area. For the purposes of this provision:

a)	the expression "retail investor" means a person who is one (or more) of the following:

a.	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II");

b.	a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

c.	not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive") ; and

b)	the expression “offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the RNs to be offered so as to enable an investor to decide to purchase or subscribe RNs.

Prior to 1 January 2018, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each of the Agents has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of RNs which are the subject of the offering contemplated by this product supplement as completed by the final terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such RNs to the public in that Relevant Member State:

a)	if the final terms or drawdown prospectus in relation to the RNs specify that an offer of those RNs may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such RNs which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus, if not a drawdown prospectus, has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in the drawdown prospectus or final terms, as applicable and the Issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

b)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

c)	at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Agent or Agents nominated by the Issuer for any such offer; or

d)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of RNs referred to in (b) to (d) above shall require the Issuer or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or to supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of RNs to the public” in relation to any RNs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the RNs to be offered so as to enable an investor to decide to purchase or subscribe the RNs, as the same may be varied in that Member State, and by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each Agent has represented and agreed, and each further Agent appointed under this Programme will be required to represent and agree that, in relation to any offering of RNs for which the Markets in Financial Instrument Directive 2004/39/EC, as amended (“MiFID”) applies, any commission or fee received from the Issuer complies with the applicable rules set out in MiFID.

Guatemala

A broker dealer should not be subject to the regulations contained in the Securities Exchange Market Law of the Republic of Guatemala nor should the offering be subject to registration at the Securities Exchange Market Registry of the Republic of Guatemala, as long as:

a)	The RNs are offered to institutional investors of Guatemala (entities supervised and controlled by the Bank Superintendence, Social Security Institute, public or private social security entities and collective investment entities, vehicles or mechanisms), without the intervention of a third party and without using mass market communications media;

b)	The RNs are offered to specific persons or entities, who are less than 35, in total for all the series, in a calendar year.

Honduras

THIS RN MAY NOT BE PUBLICLY OFFERED, SOLD OR RESOLD IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS OR TO ANY PERSON DOMICILED IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS UNLESS THE SECURITY ISSUANCE AND ISSUER ARE DULY REGISTERED IN THE PUBLIC REGISTRATION OF THE HONDURAN SECURITIES MARKET (IN SPANISH “EL REGISTRO PÚBLICO DE MERCADO DE VALORES”) OF THE NATIONAL BANKING AND INSURANCE COMMISSION (IN SPANISH “COMISIÓN NACIONAL DE BANCOS Y SEGUROS”) IN ACCORDANCE WITH THE HONDURAN SECURITIES MARKET LAW, LEGISLATIVE DECREE NO. 8-2001 (IN SPANISH “LEY DE MERCADO DE VALORES”).

Hong Kong

No person has:

a)	offered or sold and will not offer or sell in Hong Kong, by means of any document, any RNs, except for RNs which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”), other than (i) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; or

b)	issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the RNs, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to RNs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Mexico

The RNs have not been, and will not be, registered with the National Securities Registry, maintained by the Mexican National Banking and Securities Commission, and may not be offered or sold publicly in Mexico. The RNs may be sold privately to Mexican institutional and qualified investors, pursuant to the private placement exemption set forth in Article 7 of the Mexican Securities Market Law.

Nicaragua

This offer/document is not addressed to the Nicaraguan market or to any person domiciled in the Republic of Nicaragua.

Panama

The RNs, its offer, sale or any transaction thereof have not been and will not be registered under the Panamanian Securities Law (Law-Decree N° 1 of July 8, 1999 as amended from time to time, the “Panamanian Securities Law”) or with the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) in reliance upon an exemption therefrom, since all invitations to subscribe for or purchase them shall be made on a “private basis” or in “transactions exempted” (as both terms are defined by said Law-Decree) from the registration requirements under the same. Therefore this document has not been passed through the screening of and will not be subject to the supervision by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission). Any representation to the contrary is unlawful. Every investor of the RN must have knowledge and experience or must get professional advice in financial, tax and business matters when evaluating the risks and merits of investing in the RNs.

The offering and transferability of the RNs is restricted and there will be no public market for them.

Investors may not act, in regard to the RNs, in any manner that would be characterized as a public offering (“Oferta Pública”), as defined under the Panamanian Securities Law, triggering registration or license requirements.

Investors must consult with their own local legal counsel regarding the legal requirements to avoid trespassing the thresholds of a “private placement” as defined by the Panamanian Securities Law.

In any case, the holder of any RNs must agree: (i) not to make an offer to resell said RNs to more than twenty five (25) persons (either individuals or companies); (ii) not to sell the same to more than ten (10) persons (either individuals or companies) within a year, in the Republic of Panama or to persons domiciled in Panama; and (iii) not to offer or sell the RNs through public communication media or in a fashion that may be considered by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) as public or as being actively or publicly offering or requesting purchase or sale order.

Peru

The RNs will not be subject to a public offering in the Republic of Peru. Therefore, this document and other offering materials relating to the offer of the RNs have not been, and will not be, registered with the Peruvian Superintendence of the Securities Market (Superintendencia del Mercado de Valores — “SMV”). This document and other offering materials relating to the offer of the RNs are being supplied only to those Peruvian institutional investors who have expressly requested it. They are strictly confidential and may not be distributed to any person or entity other than the recipients thereof. Each Pension Fund should determine the eligibility of the RNs based on its own analysis of this document and the other offering materials related to the offer. In case the RNs comply with the regulatory requirements and thus are considered eligible, such decision should be recorded on the “Eligibility Registry” managed by each Pension Fund, as required by Peruvian law. Other institutional investors, as defined by Peruvian legislation, must rely on their own examination of the Issuer and the terms of the offering of the RNs to determine their ability to invest in them. Accordingly, the RNs may not be offered or sold in the Republic of Peru except in compliance with the securities law and regulations of the Republic of Peru. This notice is for informative purposes only and it does not constitute a public or private offering of any kind.

Trinidad & Tobago

Restrictions On Transfer

No holder of the RNs may distribute or offer to sell any RNs to a Trinidad and Tobago resident without the prior written consent of the Trustee. The Trustee shall not give its consent to a holder of the RNs to distribute or offer to sell a RN to a Trinidad and Tobago resident:

a)	if such distribution or offer for sale would result in the Issuer and/or the Trustee having to comply with any provisions of the Securities Act, 2012 of the laws of Trinidad and Tobago; and

b)	unless such consent is made conditional upon the holder of the RNs ensuring that each purchaser of the RNs enters into a direct covenant with the Issuer and the Trustee not to distribute or offer to sell any RNs without their prior written consent.

Uruguay

The RNs are not and will not be registered with the Central Bank of Uruguay. The RNs are not and will not be offered publicly in or from Uruguay and are not and will not be traded on any Uruguayan stock exchange. This offer has not been and will not be announced to the public and offering materials will not be made available to the general public except in circumstances which do not constitute a public offering of securities in Uruguay, in compliance with the requirements of the Uruguayan Securities Market Law (Law Nº 18.627 and Decree 322/011). The RNs will be offered in or from Uruguay only on a private placement basis. Public advertising of this offering is and will be avoided.

Credit Suisse AG